SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

(Amendment No.   )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CURTISS-WRIGHT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Curtiss-Wright Corporation (“Curtiss-Wright”), a Delaware corporation, to be held on Friday, April 23, 2004 at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey 07054 commencing at 2:00 p.m., local time.

At the Annual Meeting:

1.	Holders of Class B common stock will be asked to consider and vote upon the election of eight Class B directors;
2.	Holders of Common stock will be asked to consider and vote upon the election of one Common director;
3.	Holders of Common stock and Class B common stock will be asked to ratify the appointment of Deloitte & Touche LLP as our independent accountants for the 2004 calendar year; and
4.	Holders of Common stock and Class B common stock will be asked to consider and transact such other business as may properly come before the meeting.

Only holders of Class B common stock are entitled to vote in the election of the Class B directors. Only holders of Common stock are entitled to vote in the election of the Common director. Holders of both classes of stock are entitled to vote as a single class on all other matters submitted to a vote of the stockholders. The attached Proxy Statement presents the details of these proposals.

Our Board of Directors has unanimously nominated the Class B directors and the Common director and recommends a vote FOR all director nominees and the ratification of Proposal 3.

Your participation and vote are important. The election of each class of directors will not be effected without the affirmative vote of the holders of at least a majority of the respective outstanding class of common stock voting at the Annual Meeting. The ratification of Proposal 3 will not be effected without the affirmative vote of at least a majority of all the outstanding common stock, voting as a single class, present and voting at the Annual Meeting.

For further information regarding the matters to be voted on at the Annual Meeting, I urge you to carefully read the accompanying Proxy Statement, dated March 3, 2004. If you have more questions about these proposals or would like additional copies of the Proxy Statement, you should contact Alexandra Magnuson, Director of Investor Relations, Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068; telephone: (973) 597-4734. Even if you plan to attend the Annual Meeting in person, please complete, sign, date, and promptly return the enclosed proxy card in the enclosed postage-paid envelope or by electronic means. This will not limit your right to attend or vote at the Annual Meeting.

Sincerely,

MARTIN R. BENANTE Chairman and Chief Executive Officer

CURTISS-WRIGHT CORPORATION
4 Becker Farm Road, Roseland, New Jersey 07068

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
   CURTISS-WRIGHT CORPORATION:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Curtiss-Wright Corporation, a Delaware corporation, will be held at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey 07054 on Friday, April 23, 2004, at 2:00 p.m., for the following purposes:

(1)	To elect eight Class B common stock directors, each to hold office until the next Annual Meeting of Stockholders, and until his or her successor shall have been elected and shall qualify;
(2)	To elect one Common stock director to hold office until the next Annual Meeting of Stockholders, and until his or her successor shall have have been elected and shall qualify;
(3)	To ratify the appointment of our independent accountants for 2004, as Deloitte & Touche, LLP; and
(4)	To consider and transact such other business as may properly come before the meeting.

Only holders of Common stock and Class B common stock at the close of business on March 3, 2004 are entitled to notice of and to vote at the Annual Meeting. Only record holders of Common stock are entitled to vote on the election of the Common stock director, and only record holders of the Class B common stock are entitled to vote on the election of the Class B directors. Record holders of both classes of stock are entitled to vote as a single class on all other matters submitted to a vote of the stockholders. A list of such holders for each class of common stock will be available for examination by any stockholder at the meeting and at the offices of the Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068 during the ten days preceding the meeting date.

All stockholders are cordially invited to attend the meeting in person. Stockholders who plan to attend the meeting in person are nevertheless requested to sign and return their proxy cards to make certain that their stock will be represented at the meeting should they be prevented unexpectedly from attending.

By Order of the Board of Directors,

MICHAEL J. DENTON, Secretary

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

March 2004

CURTISS-WRIGHT CORPORATION
4 Becker Farm Road, Roseland, New Jersey 07068

PROXY STATEMENT

This proxy statement is being furnished by us on or about March 3, 2004 in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.

Our Amended and Restated Certificate of Incorporation provides that the holders of Class B common stock are entitled to elect at least 80% of the members of the board. As a result, the holders of our Class B common stock are currently entitled to elect eight Class B directors and the holders of our Common stock are currently entitled to elect one Common director.

As of March 3, 2004, the record date for determining the holders of stock entitled to notice of and to vote at the annual meeting, there were 12,168,282 shares of Common stock outstanding, and there were 8,764,246 shares of Class B common stock outstanding constituting all the voting stock of the Corporation entitled to vote at the Annual Meeting. Each share of stock is entitled to one vote. Only holders of Class B common stock are entitled to vote in the election of the Class B directors, and only holders of Common stock are entitled to vote in the election of the Common director. A majority of the Class B common stock present in person or represented by proxy at the meeting and actually cast, will elect the Class B directors, and a majority of the Common stock present in person or represented by proxy at the meeting and actually cast, will elect the Common director. In all other matters submitted to a vote of stockholders, holders of Common stock and Class B common stock will vote together as a single class.

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of both classes of common stock, viewed as a single class, entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for purpose of voting on Proposal 3. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of each class of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for purposes of Proposals 1 and 2.

The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors, and to abstain from voting for Proposal 3. The election of directors requires a plurality of the votes cast by each class of stock. The approval of Proposal 3 requires the affirmative vote of a majority of the shares of Common stock and Class B common stock, as a single class, present in person or represented by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

All shares of Common stock and Class B common stock that are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted as recommended by our Board of Directors. If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn such Annual Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies), the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

Any proxy given pursuant to this solicitation may be revoked by the stockholder giving it at any time before its use by delivering to the Corporate Secretary at the above address, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

PERSONS MAKING THE SOLICITATION

This solicitation of proxies is made on behalf of our Board of Directors and the cost thereof will be borne by the Corporation. Our directors, officers and employees (none of whom will receive any compensation in addition to his or her regular compensation) may solicit proxies from stockholders by mail, telephone, telegrams, facsimile and other electronic communication, and from personal interviews. We will reimburse banks, brokers and nominees for their expenses in forwarding proxy materials to our beneficial owners.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

The United States Securities and Exchange Commission (“SEC”) recently approved a new rule governing the delivery of annual disclosure documents. The rule allows us to send a single set of our annual report and proxy statement to any household at which two or more stockholders reside if we believe that the stockholders are members of the same family. This rule benefits both stockholders and the Corporation. It reduces the volume of duplicate information received and helps to reduce our expenses. Each stockholder will continue to receive a separate proxy card. If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll-free number, 1-800-937-5449 or through their website at www.amstock.com.

If you would like to receive your own set of our annual disclosure documents in future years, please follow the directions below. Similarly, if you share an address with another stockholder and together both of you wish to receive only a single set of our annual disclosure documents, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling 1-800-937-5449, accessing their website at www.amstock.com, or writing to them at 6201-15th Avenue, Brooklyn, New York 11219.

DEADLINE FOR RECEIPT OF STOCKHOLDER
PROPOSALS FOR 2005 ANNUAL MEETING

Pursuant to regulations of the SEC, stockholders who intend to submit proposals for inclusion in our proxy materials for the 2005 Annual Meeting must do so no later than December 16, 2004. This requirement is separate from the SEC’s other requirements that must be met to have a stockholder proposal included in our Proxy Statement. In addition, this requirement is independent of certain other notice requirements of our Amended and Restated By-laws described immediately below. All stockholder proposals and notices should be submitted to Michael J. Denton, Secretary, Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068. The attached proxy card grants the proxy holder discretionary authority to vote on any matter raised and presented at the Annual Meeting. Pursuant to amended SEC Rule 14a-4(c)(1), we shall exercise discretionary voting authority to the extent conferred by proxy with respect to stockholder proposals received after March 1, 2005.

If a stockholder of record wishes to nominate directors or bring other business to be considered by stockholders at the 2005 Annual Meeting, such proposals may only be made in accordance with the following procedure. Under our Amended and Restated By-laws, nominations of directors or other proposals by stockholders must be made in writing to our offices no later than February 23, 2005 and no earlier than January 24, 2005. However, if the date of the 2005 Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2004 Annual Meeting, then such nominations and proposals must be delivered in writing to the Corporation no earlier than 120 days prior to the 2005 Annual Meeting and no later than the close of business on the later of (i) the 90th day prior to the 2004 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2005 Annual Meeting is first made.

Please note that these requirements relate only to matters proposed to be considered for the 2005 Annual Meeting. They are separate from the SEC’s requirements to have stockholder proposals included in the Corporation’s 2005 Proxy Statement.

APPRAISAL RIGHTS

Holders of neither class of Curtiss-Wright common stock are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware in connection with any of the matters discussed in this proxy statement.

PROPOSALS 1 AND 2
ELECTION OF DIRECTORS

At this Annual Meeting, nine directors are to be elected, each to hold office until the next Annual Meeting and until his or her successor shall have been duly elected and shall qualify except as set forth below. Each nominee has been recommended for election by the Committee on Directors and Governance of the Board of Directors and by our full Board of Directors. In the event that any such nominee should become unavailable for election, the persons named in the proxy may vote for the election of a substitute nominee. However, the Board of Directors has no reason to believe that any of the nominees described below will be unavailable for election.

Pursuant to the Restated Certificate of Incorporation, record holders of the Class B common stock are entitled to elect 80% of the members of the Board of Directors (rounded upwards, if necessary) and holders of the Common stock are entitled to elect the remaining directors (but in no event less than one director). The Board of Directors fixed the number of directors at nine, one of whom is elected by the holders of Common stock and eight of whom are elected by the holders of Class B common stock. The following table shows the members of the different classes of the Board of Directors. The Board of Directors has the ability to change the size and composition of the Board of Directors. However, to ensure that there will be at least one Common stock director at all times, the Board of Directors may not consist of fewer than five members.

Director	Class
Martin R. Benante	Class B common stock
James B. Busey IV	Class B common stock
S. Marce Fuller	Common stock
David Lasky	Class B common stock
Carl G. Miller	Class B common stock
William B. Mitchell	Class B common stock
John R. Myers	Class B common stock
William W. Sihler	Class B common stock
J. McLain Stewart	Class B common stock

Term of Office

The nine nominees listed above are to serve one-year terms of office, are currently directors of the Corporation and have indicated their willingness to serve. The term of office of each person elected as a director will continue until the 2005 Annual Meeting or until a successor has been elected and qualified.

The Board of Directors recommends that the stockholders vote “FOR” the nominees listed below:

Name	Business Experience and Principal Occupation For Last Five Years; Directorships in Public Corporations and Investment Companies; Age	First Year Elected	Class of Common Stock

Martin R. Benante	Chairman of the Board of Directors and Chief Executive Officer of Curtiss-Wright Corporation since April 2000; formerly President and Chief Operating Officer from April 1999 to April 2000; formerly Vice-President of the Corporation since April 1996; formerly President of Curtiss-Wright Flow Control Corporation from March 1995 to April 1999, Age 51.	1999	Class B
James B. Busey IV	Aviation safety and security consultant, April 1996-present; Director, Mitre Corporation since February 1995; Director, Texas Instruments, Incorporated from July 1993 to May 2003; President and Chief Executive Officer of the Armed Forces Communications and Electronics Association, September 1993-April 1996; Age 71.	1995	Class B
S. Marce Fuller	President, Chief Executive Officer, and Director of Mirant Corporation, (formerly known as Southern Energy, Inc.) since July 1999; Director, Earthlink, Inc since October 2001; President and Chief Executive Officer of Mirant Americas Energy Marketing, LP September 1997-July 1999; Executive Vice-President of Mirant Corporation from October 1998 to July 1999; Senior Vice President of Mirant Corporation from May 1996 to October 1998; Vice President of Mirant Corporation 1994-1996; Age 43.	2000	Common
David Lasky	Consultant, Curtiss-Wright Corporation from April 2000 to April 2003; Director, Primex Technologies, Inc. from January 1997 to January 2001; formerly Chairman of the Board of Directors of Curtiss-Wright Corporation from May 1995 to April 2000; formerly Chief Executive Officer of Curtiss-Wright Corporation from April 1999 to April 2000; formerly President of Curtiss-Wright Corporation from 1993 to April 1999. Age 71.	1993	Class B
Carl G. Miller	Consultant, Curtiss-Wright Corporation from April 2003 to June 2003; Consultant Textron, Inc. January 2002 to July 2002; Consultant TRW, Inc. August 2001 to April 2003; Executive Vice President and Chief Financial Officer of TRW, Inc. from May 1996 to July 2001; Age 61.	2003	Class B
William B. Mitchell	Director, Mitre Corporation since May 1997; Director, Primex Technologies, Inc. from January 1997 to January 2001; Vice Chairman, 1993-1996, Director, 1990-1996 and Executive Vice President, 1987-1993 of Texas Instruments Incorporated; Chairman, American Electronics Association, September 1995-September 1996; Age 68.	1996	Class B
John R. Myers	Chairman and Chief Executive Officer, Tru-Circle Corporation from June 1999 to July 2003; Director, Iomega Corporation from 1994 to May 2002; limited partner of Carlisle Enterprises, a venture capital group, since 1993; Consultant, UNC, Inc., August-December 1996; Chairman of the Board of Garrett Aviation Services, 1994-1996; Age 67.	1996	Class B
William W. Sihler	Ronald E. Trzcinski Professor of Business Administration, Darden Graduate School of Business Administration, University of Virginia; Director, President, and Treasurer, Southeastern Consultants Group, Ltd. since 1992. Age 66.	1991	Class B
J. McLain Stewart	Director, McKinsey & Company, Management Consultants, until 1997. Age 87.	1989	Class B

Certain Legal Proceedings

Ms. Fuller is the chief executive officer of Mirant Corporation and an officer or director of certain of its subsidiaries. On July 14, 2003, Mirant and most of its domestic subsidiaries filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. As such, she has been associated with a corporation that filed a petition under the federal bankruptcy laws within the last five years. In addition, Ms. Fuller served as an executive officer of Mobile Energy Services Company, LLC (“Mobile Energy”) from July 1995 to July 2001, and as an executive officer of its parent company Mobile Energy Services Holdings, Inc. (“MESH”) from February 1995 to January 1999. Mobile Energy owns a generating facility, which provides power and steam to a tissue mill in Mobile, Alabama. Mobile Energy and MESH filed for bankruptcy on January 14, 1999 in response to the announcement by its then largest customer, a pulp mill, of plans to cease operations in September 1999. A plan of reorganization for Mobile Energy and MESH was approved by the bankruptcy court and became effective December 16, 2003.

Code of Conduct

We have maintained a Code of Conduct for many years providing guidance to all employees regarding standards for conduct we expect from them. We deliver this code to our employees annually. While our senior management and financial personnel have always been accountable under the Code of Conduct, we amended the Code of Conduct in 2003 in response to the laws promulgated pursuant to the Sarbanes-Oxley Act to specifically address the conduct of our senior management and financial personnel. Our Code of Conduct can be reviewed on our website at www.curtisswright.com.

Beneficial Ownership

The following table sets forth information concerning the ownership of our common stock by our directors and executive officers named in the Summary Compensation Table on page 19 and all of our directors and executive officers as a group, as of February 27, 2004. The shares are owned directly and the owner has the sole voting and investment power in respect thereof.

Name of Beneficial Owner	Number of Shares Beneficially Owned(2)	% of Outstanding	Class of Common Stock
Martin R. Benante(3)	80,256	(1)	Common
Edward Bloom(4)	48,973	(1)	Common
James B. Busey IV(5)	8,909	(1)	Common
S. Marce Fuller(6)	3,258	(1)	Common
Michael J. Denton(3)	4,924	(1)	Common
David Lasky	104,164	(1)	Common
Carl G. Miller(7)	993	(1)	Common
William B. Mitchell(8)	1,564	(1)	Common
John R. Myers(8)	5,778	(1)	Common
William W. Sihler(8)	3,132	(1)	Common
J. McLain Stewart(9)	2,934	(1)	Common
Glenn E. Tynan(10)	7,497	(1)	Common
George J. Yohrling(11)	84,211	(1)	Common
Directors and Executive Officers as a group (14 persons)(12)	356,805	3.0%	Common

__________

(1)	Less than one percent.
(2)	Reflect a 2 for 1 stock split paid on December 17, 2003.

(footnotes continued on next page)

(footnotes continued from previous page)

(3)	Represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation’s 1995 Long-Term Incentive Plan.
(4)	Of the total number of shares, 38,629 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation’s 1995 Long-Term Incentive Plan.
(5)

Includes 622 shares of restricted common stock issued pursuant to the Corporation’s 1996 Stock Plan for Non-Employee Directors and rounding down to the next whole share for fractional shares purchased pursuant to a broker dividend reinvestment plan.

(6)	Includes 778 shares of restricted common stock issued pursuant to the Corporation’s 1996 Stock Plan for Non-Employee Directors.
(7)

Includes 510 shares of restricted common stock issued pursuant to the Corporation’s 1996 Stock Plan for Non-Employee Directors and rounding down to the next whole share for fractional shares purchased pursuant to a broker dividend reinvestment plan.

(8)	Includes 622 shares of restricted common stock issued pursuant to the Corporation’s 1996 Stock Plan for Non-Employee Directors.
(9)

Includes 622 shares of restricted common stock issued pursuant to the Corporation’s 1996 Stock Plan for Non-Employee Directors and 800 shares, which are indirectly beneficially owned as custodian pursuant to the Uniform Gift to Minors Act.

(10)	Of the total number of shares, 3,733 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation’s 1995 Long-Term Incentive Plan.
(11)

Of the total number of shares, 70,773 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation’s 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

(12)

Of the total number of shares, 176,482 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation’s 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2003, there were no material proceedings to which any of our directors, nominees, or executive officers were an adverse party to the Corporation or any of its subsidiaries or had a material interest adverse to the Corporation. None of our directors, nominees or executive officers has been indebted in excess of $60,000 to the Corporation or any of its subsidiaries during the last fiscal year.

During fiscal year 2000, we entered into a retirement and three (3) year consulting agreement with David Lasky, which provided for his retirement as of April 10, 2000, from his position as Chairman and Chief Executive Officer. The agreement further provided that Mr. Lasky serve as our consultant commencing on his retirement date and ending on April 9, 2003.

During fiscal year 2003, we paid Mr. Lasky a consulting fee of approximately $50,000. The agreement also provides for other health benefits under our existing programs for Mr. Lasky and his spouse. A copy of Mr. Lasky’s agreement is attached as Exhibit (10)(xi) to the Corporation’s Annual Report on Form 10-K for fiscal year ended December 31, 2000, filed with the SEC on March 19, 2001.

Mr. Lasky remains a member of our Board of Directors subject to subsequent election by the stockholders. During the consulting period, Mr. Lasky was not entitled to compensation for serving as a member of the Board. Our obligations under the consulting agreement were not dependent upon Mr. Lasky’s continued service as a member of the Board. After April 9, 2003, Mr. Lasky received the standard Board and Committee fees for his attendance at Board and Committee meetings. During 2003, Mr. Lasky also collected $31,221 in deferred compensation, which he deferred as an employee of the Corporation pursuant to our Executive Deferred Compensation Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of copies of filings under Section 16(a) of the Exchange Act, as amended, received by it, or written representations from certain reporting persons, we believe that during fiscal year 2003, all Section 16(a) filing requirements were met.

OPERATION OF BOARD OF DIRECTORS AND COMMITTEES

During 2003 the Board of Directors held seven meetings. All of our directors attended at least 85% of the aggregate of all meetings in 2003 of the Board of Directors and committees on which they served. The Board of Directors also operates in accordance with corporate governance guidelines, which are posted to our website at www.curtisswright.com. The Board of Directors appoints a presiding director on a rotating basis for executive sessions of the Board of Directors.

The Audit Committee presently consists of Dr. William W. Sihler, Chairman, Admiral (Ret.) James B. Busey IV, Ms. S. Marce Fuller, and Mr. Carl G. Miller. The audit committee met nine times during 2003. The Audit Committee reviews the proposed audit plans (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of our systems of internal accounting control. The Audit Committee is also responsible for (i) the appointment, compensation, and oversight of the independent accountants for each fiscal year, (ii) the approval of all permissible non-audit services that are above $25,000 to be performed by the independent accountants, (iii) the establishment of procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and (iv) the approval of all related-party transactions. A more detailed discussion of the purposes, duties, and responsibilities of the Audit Committee is found in the Committee’s charter that can be viewed on our website at www.curtisswright.com. Each of the members of the committee is “independent,” as defined by the New York Stock Exchange listing standards.

All Audit Committee members possess the required level of financial literacy and at least one member of the committee meets the current standard of requisite financial management expertise, as required by the New York Stock Exchange. The SEC recently adopted a rule requiring disclosure concerning the presence of at least one “audit committee financial expert” on audit committees.

Accordingly, Mr. Miller was elected to the Audit Committee in 2003, and qualifies as an “audit committee financial expert” as defined by the SEC.

The Executive Compensation Committee, presently consisting of Messrs. John R. Myers, Chairman, William B. Mitchell, J. McLain Stewart, and Admiral (Ret.) James B. Busey IV, met six times during 2003. This committee reviews compensation of elected officers prior to submission to the board; establishes specific awards to be made to individuals under the Corporation’s Modified Incentive Compensation Plan and the Corporation’s 1995 Long-Term Incentive Plan; and reviews the establishment and/or amendment of executive compensation plans. The Executive Compensation Committee acts under a written charter adopted and approved by the Board of Directors in November 2002. Each of the members of this committee is “independent” as defined by the New York Stock Exchange listing standards. A copy of the Executive Compensation Committee’s charter is posted on our website at www.curtisswright.com.

The Committee on Directors and Governance, presently consisting of Admiral (Ret.) James B. Busey IV, Chairman, Mr. J. McLain Stewart, Mr. John R. Myers and Ms. S. Marce Fuller, met three times in 2003. This committee’s responsibilities include: (i) recommending to the Board of Directors nominees for election as directors; (ii) establishing procedures for identifying candidates for the board and periodically reviewing potential candidates; (iii) recommending to the board criteria for board membership; (iv) developing recommendations to enhance the board’s effectiveness; (v) establishing and reviewing our corporate governance guidelines and (vi) reviewing and making recommendations relating to the board’s compensation. Each of the members of the committee is “independent” as defined by the New York Stock Exchange listing standards. A copy of the Directors and Governance Committee’s charter is posted on our website at www.curtisswright.com.

The Charter of the Committee on Directors and Governance requires the Committee to review and evaluate any nominees for director. Our By-laws provide that notice of any proposed nomination by a shareholder for election of a person to the Board shall be delivered to or mailed and received at our principal executive offices not later then the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders. Article II, Section 8(b) of the By-Laws specifies the information to be included by a shareholder in such a notice. A copy of our By-Laws can be found as Appendix D-1 to our Proxy Statement on Schedule 14A filed with the SEC on September 5, 2001.

The Committee has no specific policy with regard to the minimum qualifications of director candidates. In the recent past, candidates recommended for election to the Board have generally had significant experience and expertise in the defense and aerospace industries, or the manufacture and distribution of industrial or automotive products, and distribution and/or in the preparation and analysis of financial statements and in accounting matters generally. We believe that persons with these qualifications are the most qualified to assist in the development of our business and in compliance with its financial reporting responsibilities.

Stockholder Communications

Any stockholder wishing to communicate directly with our Board of Directors, a committee of the Board, the non-management directors as a group, or any individual member of the Board, may send correspondence to Dr. William W. Sihler at the following address:

Southeastern Consultants Group, LTD.
P.O. Box 5645
Charlottesville, Virginia 22905

Report of Audit Committee(1)

Management is responsible for the financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The audit committee is responsible for monitoring and reviewing these processes. The audit committee does not have the duty or responsibility to conduct auditing or accounting reviews or procedures. None of the members of the audit committee are employees of the Corporation and may not be, and may not represent themselves to be, or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the audit committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States of America and on the representations of the independent accountants included in their report on our financial statements.

The oversight performed by the audit committee does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the discussions that the audit committee has with management and the independent accountants do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact “independent.”

As more fully described in our charter, the audit committee is responsible for overseeing the internal controls and financial reporting processes, as well as the independent audit of the financial statements by the independent accountants, Deloitte & Touche LLP. As part of fulfilling its responsibilities, the audit committee reviewed and discussed the audited consolidated financial statements for fiscal 2003 with management and discussed those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the independent accountants. The audit committee discussed and considered the independence of Deloitte & Touche LLP with representatives of Deloitte & Touche LLP, reviewing as necessary all relationships and services which might bear on the objectivity of Deloitte & Touche LLP, and received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) from Deloitte & Touche LLP. The audit committee provided to Deloitte & Touche LLP full access to the audit committee to meet privately and Deloitte & Touche LLP was encouraged to discuss any matters they desired with the audit committee and/or the full Board of Directors.

The opinion of Deloitte & Touche LLP is filed separately in the 2003 Annual Report and should be read in conjunction with the reading of the financial statements.

Based upon the Audit Committee’s review and discussions referred to above, the audit committee recommended that the Board of Directors include the audited consolidated financial statements and footnotes in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

WILLIAM W. SIHLER, Chairman ADMIRAL (RET.) JAMES B. BUSEY IV S. MARCE FULLER CARL G. MILLER

______________

(1)

The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Corporation under the Securities Act of 1933 or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

EXECUTIVE COMPENSATION

Report of Executive Compensation Committee on Executive Compensation

In 2003, the compensation of the executive officers consisted of salary, cash bonus awards and non-qualified stock options and performance units. The amount of compensation for each of these elements is arrived at through consideration of a number of objective and subjective factors.

Salary

Officer salaries are subject to annual review by the Committee and are adjusted on the basis of competitive salary ranges for the officers’ positions, individual performance and the officers’ contributions to the Corporation. Also considered in 2003 was survey data related to compensation of officers in the Corporation’s peer group of companies, the recommendations of the Corporation’s compensation consultant as to appropriate target salary levels for the Corporation’s officers, and each officer’s years of service and total compensation received in 2002 and 2001. A number of objective financial measures of performance, corporate or business unit, as appropriate, were also considered. The Board of Directors acts upon the recommendations of the Executive Compensation Committee as to salary adjustments. In determining Mr. Benante’s salary, the Executive Compensation Committee took into account the compensation paid by other corporations of similar size and nature and Mr. Benante’s years of service and other non-salary compensation. The Executive Compensation Committee also considered specific measures of corporate performance, including return on capital employed, and operating free cash flow, both for the full years 2002 and 2001, and on a year-to-date basis, for 2003. In 2003, Mr. Benante’s annual salary rate was established to be in line with the salaries paid by other corporations of similar size and nature to their chief executive officers with similar years of service.

Bonus

Since 1998, the Corporation’s cash bonus plan has been structured to align the awards granted under the cash bonus plan with the performance of the Corporation and its business units as well as to place a value on individual achievements. Payments under the cash bonus plan are made both to officers and to a broad group of other key employees. The amount of the annual bonus paid to each participant, including Mr. Benante, under the cash bonus plan is based on the attainment of performance objectives agreed to by the Board of Directors, senior management, and the Executive Compensation Committee early in the fiscal year. The 2003 cash bonus awards were made early in the year, and were based on performance during 2002. Early in the performance year and based on survey data prepared by our compensation consultants, each participant in the cash bonus plan is notified of a pre-set cash bonus range, including a threshold level below which no cash bonus will be paid, a target at which the full “contemplated” cash bonus would be paid and a maximum award level above the target level. The minimum threshold level is pre-set at approximately 50% of the target and the maximum is set at 200% of the target. Sixty percent (60%) of each bonus award is based on a pre-established quantitative objective (“business unit’s operating earnings”) and forty percent (40%) on pre-established individual qualitative objectives. A target level of operating earnings was proposed by senior management and approved by the Executive Compensation Committee. In addition to the quantitative factor, the committee also considered the success of participants in attaining their pre-agreed qualitative performance objectives for the year. The qualitative objectives are generally non-financial in nature, but are measurable and weighted as appropriate to their relative importance to the success of the Corporation.

Long-Term Incentive Awards

In 2003, the long-term incentive awards consisted of performance units and non-qualified stock options. Made to a broad group of key employees in addition to corporate officers, these long-term incentive awards are intended to attract and retain highly qualified key employees and to provide those employees with an additional incentive to work over a longer period toward increasing the value of the Corporation and improving the results of the business units with which they are associated. In 2003, the committee allocated awards 70% to performance units and 30% to stock options reflecting a deliberate strategy to provide more cash-based long-term compensation.

In determining the 2003 long-term incentive target awards, the Executive Compensation Committee considered the effect that the efforts of the recipients could have on the growth of the Corporation and their value to the business. In awarding long-term incentive target awards in performance units to its key employees and executive officers, the Executive Compensation Committee considered specific objectives relating to the average annual sales growth of the individual business unit, the segment, or the Corporation as a whole, as appropriate, over a three-year period ending December 31, 2006, and to the average annual return on capital, as defined, during the same period for the respective organizations. The Executive Compensation Committee also considered the amount of 2003 and 2002 base pay, the annual cash bonus received by the awardees in each of those years and the 2002 stock options and performance unit awards that each had received.

In awarding stock options to its key employees and executive officers, the Executive Compensation Committee considered the effect such persons’ efforts could have on the growth of the Corporation. Options were granted with an exercise price of 100% of the market price on the date of grant. The options are exercisable to the extent of one third of the total number of shares covered beginning on the first anniversary of the grant, two thirds at the second anniversary and in full after the third anniversary.

While to some degree grants were based on subjective factors relating to the performance of individuals, in 2003 the Executive Compensation Committee continued the practice of having long-term incentive awards bear a relationship to base salary, based on the target percentages previously suggested by the Corporation’s compensation consultant. Recommendations previously supplied by the Corporation’s compensation consultant also confirmed that awards granted were fair and reasonable and consistent with corresponding awards made by other corporations in our peer group.

In making a target award of long-term incentive compensation to Mr. Benante, the Executive Compensation Committee considered factors beyond those applicable to other officers. The Executive Compensation Committee made this award to Mr. Benante to provide a further incentive for him to continue his efforts to advance the interests of the Corporation. Mr. Benante’s dedication to the strategic planning process and the progress that continues to be made in identifying and exploring growth opportunities were considered, as was the impact that Mr. Benante’s efforts could have on future growth. The Executive Compensation Committee also considered the compensation awarded other chief executive officers, as reported by a compensation consultant advising the Corporation with respect to its overall executive compensation program. A number of objective financial measures of corporate performance were also considered.

EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

JOHN R. MYERS, Chairman WILLIAM B. MITCHELL J. MCLAIN STEWART ADMIRAL (RET.) JAMES B. BUSEY IV

Committee Interlocks and Insider Participation

No member of the executive compensation committee is an officer or an employee of the Corporation or any of its subsidiaries, and no member has any interlocking or insider relationships with the Corporation which are required to be reported under applicable rules and regulations of the SEC.

Summary Compensation Table

The following table contains information concerning the five most highly compensated executive officers of the Corporation for the year ended December 31, 2003.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation

				Awards	Pay-outs

(a) Name and Principal Position	Annual Compensation			(g) Securities Underlying Options(2)	(h) LTIP Payouts(3)	(i) All Other Compensation(4)

	(b) Year	(c) Salary(1)	(d) Bonus
				(Number of shares)
Martin R. Benante, Chairman and	2003	$557,692	$401,363	18,518	$141,313	$1,997
Chief Executive Officer of	2002	$512,500	$582,000	20,012	$76,250	$1,997
Curtiss-Wright Corp.	2001	$469,231	$352,500	42,372	$43,189	$6,434

George J. Yohrling, Executive V.	2003	$324,808	$266,569	8,862	$81,950	$1,647
P. of Curtiss-Wright Corp.;	2002	$304,615	$174,150	10,006	$40,000	$1,423
President, Curtiss-Wright Controls, Inc.	2001	$275,308	$158,118	25,424	$—	$1,347

Ed Bloom, V. P. of Curtiss-Wright	2003	$276,346	$137,150	7,654	$—	$1,297
Corp.; President, Metal	2002	$245,769	$117,925	8,260	$—	$1,113
Improvement Company, Inc.	2001	$211,277	$120,593	8,474	$46,738	$1,860

Michael J. Denton, Vice President,	2003	$216,538	$127,575	2,836	$—	$1,048
General Counsel and Secretary of	2002	$204,808	$70,812	3,202	$—	$973
Curtiss-Wright Corp.	2001	$78,750	$—	5,784	$—	$—

Glenn E. Tynan, Vice President —	2003	$212,038	$119,678	2,836	$—	$983
Finance and Chief Financial	2002	$182,837	$80,000	3,004	$—	$812
Officer of Curtiss-Wright Corp.	2001	$160,365	$73,500	5,084	$—	$3,473

______________

(1)	Includes salaries and amounts deferred under the Corporation’s Savings and Investment Plan and Executive Deferred Compensation Plan.
(2)	Shares reflect a 2-for-1 stock split paid on December 17, 2003.
(3)

Payments made to eligible employees based upon the maturity of performance unit grants made under the Corporation’s 1995 Long-Term Incentive Plan. Payments are conditioned upon the financial performance of the Corporation and its subsidiaries. Refer to discussion below for additional details with regards to Performance Unit payments.

(4)	Includes premium payments for executive life insurance paid by the Corporation during the covered fiscal year for term life insurance.

PERFORMANCE UNITS

The executive compensation committee also awarded performance units in November 2003 to its executive officers, senior managers and other key employees. These performance units will mature in December 2006. Performance units are denominated in dollars and payable in cash approximately three years after their award date, contingent upon attaining an average annual return on capital and an average annual sales growth rate over a three year performance period as objectives established by the executive compensation committee. Awards to our employees are based on the extent to which these objectives are achieved by the business unit, or units, with which the employees are affiliated. Awards to employees of the corporate office are based on the extent to which the Corporation as a whole achieves these objectives.

The values shown below reflect the potential value at a target value of one dollar per unit payable at the end of the three-year performance period if the Corporation’s average return on capital and average annual growth rate objectives are attained. The chart also reflects the fact that each unit may prove to be worth a maximum of approximately two dollars if both performance targets are substantially exceeded, or nothing at all, depending upon the extent to which the performance targets are not met.

AWARD OF PERFORMANCE UNITS

Name	Number of Units	Minimum Value	Target Value	Maximum Value(1)	Performance Period
M. Benante	2003 – 603,400	$0	$603,400	$1,224,902	2004 – 2006
	2002 – 551,250	$0	$551,250	$1,119,038	2003 – 2005
	2001 – 150,000	$0	$150,000	$304,500	2002 – 2004
E. Bloom	2003 – 249,375	$0	$249,375	$506,231	2004 – 2006
	2002 – 227,500	$0	$227,500	$461,825	2003 – 2005
	2001 – 50,000	$0	$50,000	$101,500	2002 – 2004
G. Yohrling	2003 – 288,750	$0	$288,750	$586,162	2004 – 2006
	2002 – 275,625	$0	$275,625	$559,519	2003 – 2005
	2001 – 150,000	$0	$150,000	$304,500	2002 – 2004
M. Denton	2003 – 92,400	$0	$92,400	$187,572	2004 – 2006
	2002 – 88,000	$0	$88,000	$178,640	2003 – 2005
	2001 – 34,125	$0	$34,125	$69,274	2002 – 2004
G. Tynan	2003 – 92,400	$0	$92,400	$187,572	2004 – 2006
	2002 – 82,740	$0	$82,740	$167,962	2003 – 2005
	2001 – 30,000	$0	$30,000	$60,900	2002 – 2004

______________

(1)

The performance units are denominated in dollars and are contingent upon satisfaction of performance objectives keyed to profitable growth over a period of three fiscal years commencing with the fiscal year following such awards. Based upon the satisfaction of performance objectives, the value of the units is determined by comparing the number of units to the extent to which objectives were satisfied and assigning a percentage from a pre-established matrix. The maximum percentage available is 203%. If retirement occurs at age sixty-five or thereafter, the performance units are still payable to the employee over the three years following the date of retirement.

OPTIONS GRANTED IN 2003
PURSUANT TO THE CORPORATION’S 1995 LONG-TERM INCENTIVE PLAN

Name	Shares Covered by Options Granted(1)(3)	% of Total Options Granted to Employees in 2003	Exercise Price per Share(2)	Expiration Date	Grant Date Present Value(2)
Martin R. Benante	18,518	12.5%	$38.16	Nov. 18, 2013	$258,696
George J. Yohrling	8,862	6.0%	$38.16	Nov. 18, 2013	$123,802
Edward Bloom	7,654	5.2%	$38.16	Nov. 18, 2013	$106,926
Michael J. Denton	2,836	1.9%	$38.16	Nov. 18, 2013	$39,619
Glenn E. Tynan	2,836	1.9%	$38.16	Nov. 18, 2013	$39,619

______________

(1)

Options were granted with an exercise price of 100% of the market price on the date of grant. The options are usually exercisable to the extent of one third of the total number of shares covered beginning on the first anniversary of the grant, two thirds at the second anniversary and in full after the third anniversary. The options are not transferable other than upon the death of the optionee, in which case they are transferable pursuant to a designation of the optionee, or by will or by the laws of descent and distribution. If the optionee terminates his or her employment the option expires upon such event; however, if employment is terminated by early retirement under a retirement Plan of the Corporation, the option may be exercised within three months following the date of retirement. If retirement occurs at age sixty-five or thereafter, the option may be exercised within three years of the date of retirement but no later than ten years following the option grant date.

(2)

These values were calculated using the Black-Scholes option-pricing model. The Black-Scholes model is a complicated mathematical formula, which is widely used and accepted for valuing stock options. The model is premised on immediate exercisability and transferability of the options. This is not true for the Corporation’s options granted to executive officers and other employees. Therefore, the values shown are theoretical and are not intended to reflect the actual values the recipients may eventually realize. Any ultimate value will depend on the market value of the Corporation’s stock at a future date. In addition to the stock price at time of grant and the exercise price, which are identical, the following assumptions were used to calculate the values shown: expected dividend yield (.94 percent, the current yield of the Corporation’s common shares on the grant date), expected stock price volatility (31.68 percent, the most recent volatility for the month-end stock prices of the Corporation’s common shares for the preceding 3 years), risk-free rate of return (3.68 percent equal to the yield on a 7-year U.S. Treasury bond on the option grant date), and expected exercise of options within seven years from the date of the grant.

(3)	Reflects a 2-for-1 stock split paid on December 17, 2003

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

	(b) Shares Acquired On Exercise	(c) Value Realized($)	(d) Number of Securities Underlying Unexercised Options at Fiscal Year-End(1) Exercisable/ Unexercisable	(e) Value of Unexercised In-the-Money Options at Fiscal Year-End(2) Exercisable/ Unexercisable
(a) Name
Martin R. Benante	9,314	$573,650	102,301/45,983	$2,204,919/$633,851
George J. Yohrling	0	$0	70,773/24,007	$1,829,660/$347,230
Edward Bloom	7,844	$433,795	38,629/15,985	$973,761/$191,203
Michael J. Denton	0	$0	4,924/6,898	$104,079/$92,717
Glenn E. Tynan	1,882	$23,740	3,733/6,533	$74,762/$85,568

______________

(1)	Options reflect a 2-for-1 stock split paid on December 17, 2003.
(2)

Calculated by determining the difference between the fair market value of the common stock underlying the options on February 2, 2004 ($45.31, the closing price on the New York Stock Exchange Composite Transactions) and the exercise price of the options on that date.

Termination of Employment

Pursuant to a policy designed to retain key employees established by our Board of Directors in 1977, we have at-will severance agreements with Messrs. Benante, Bloom, Yohrling, Denton, and Tynan as well as a number of other key employees, which provide for the payment of severance pay, in the case of involuntary termination of employment other than for cause, in an amount equal to one year’s base salary and bonus at the time of termination, as well as the continued availability of certain employee benefits, for a period of one year following termination. The at-will severance agreements provide that such severance pay and benefits also would be made available in the case of voluntary retirement or termination of employment, which is the direct result of a change in the terms or conditions of employment, including a reduction in compensation or in job responsibilities. At the option of the employee, said amount of severance pay may be paid over the two-year period following such termination, in which case such employee benefits would continue in effect for the same period. Under the at-will severance agreements, the payment of severance pay, and the availability of benefits, is contingent upon a number of conditions, including the employee’s performance of his agreements with respect to providing consulting services, releasing us from any employment related claims, and not entering into competition with us.

On July 28, 2002, Gerald Nachman voluntarily resigned from his office as Executive Vice President of the Corporation, and President of Metal Improvement Company. Prior to Mr. Nachman’s resignation, we entered into a retirement and consulting agreement with him, which provided for his retirement on February 28, 2003. The agreement provides that Mr. Nachman shall serve as our consultant commencing on his retirement date and ending on February 28, 2007. In connection with his retirement and pursuant to the agreement, Mr. Nachman was paid a lump sum payment of $200,000 (less applicable withholding taxes) in February 2003 for his continued and future services as our consultant from the date of his resignation until February 29, 2004.

During the 12-month period commencing on March 1, 2004, we will pay Mr. Nachman, over 12 equal monthly installments, a consulting fee at the annual rate of $150,000. During the 12-month period commencing March 1, 2005, the consulting fee will be at the annual rate of $100,000. During the 12-month period commencing March 1, 2006, the consulting fee will be at the annual rate of $50,000. The agreement also provides for the continuation of medical, dental and prescription drug coverage for him and his spouse under our medical benefits program until February 28, 2007. The agreement also provides Mr. Nachman with the option to purchase his company owned automobile at wholesale value. A copy of Mr. Nachman’s agreement is attached as Exhibit (10)(xi) to the Corporation’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002, filed with the SEC on August 14, 2002.

Consistent with our policy designed to retain key employees, we also have Change in Control severance protection agreements with Messrs. Benante, Bloom, Yohrling, Denton and Tynan, as well as a number of other key employees. The agreements with Messrs. Benante, Bloom, Yohrling and Tynan provide for payment of severance pay equal to three times the sum of the executive’s base salary and average annual bonus over a three-year period and the continued availability of certain employee benefits for a period of three years following termination of employment, in each case if employment is terminated within twenty-four months following a change in control of the Corporation. Our Change in Control severance protection agreement with Mr. Denton provides for payment of severance pay equal to two times the sum of their base salary and average annual bonus over a two-year period, and the same benefits as described above. Mr. Benante’s agreement also differs from those of Messrs. Bloom, Yohrling, Denton and Tynan in that Mr. Benante may voluntarily terminate his employment with Curtiss-Wright for any reason after the first year of service following a change in control, and still obtain the benefits provided for under the agreement.

All Change in Control severance protection agreements provide for the vesting of all benefits accrued through the termination of employment in our Retirement and Retirement Restoration Plans, and our 1995 Long-Term Incentive Plan; provided however, that if vesting under any such plan is not permitted by applicable law, an actuarially determined lump sum shall be paid in an amount equaling the non-vested benefit under the applicable plan. All Change-in-Control severance protection agreements further provide that upon a change in control any previously awarded performance units shall be paid on a pro-rata basis for the period of employment and that previously awarded stock options shall become fully vested and exercisable. The severance pay and benefits under the Change-in-Control severance protection agreements are in lieu of any that would be provided under our at-will severance agreements previously discussed above.

Retirement Plan

Our Retirement Plan is a tax qualified, defined benefit, trusteed plan. The Retirement Plan is non-contributory and covers most employees, including our executive officers. On September 1, 1994, we amended the Retirement Plan, and benefits accrued as of August 31, 1994 were transferred into the amended Retirement Plan. As of September 1, 1994 the following monthly pension benefits had been accrued: Martin R. Benante, $137; Ed Bloom, $2,922; and George J. Yohrling, $2,559. Mr. Denton and Mr. Tynan commenced their employment with the Corporation after September 1, 1994, and therefore did not accrue a monthly pension under the Retirement Plan. These benefits are indexed to reflect increases in compensation, as defined, from that date forward. The Retirement Plan as amended provides for an annual benefit at age 65 of 1.5% times the five year final average compensation in excess of social security covered compensation plus 1% of the five year final average compensation up to social security covered compensation, in each case multiplied by the participant’s years of service after September 1, 1994, not to exceed 35. In addition, a participant earns a pay-based cash balance credit equal to 3% of his or her compensation.

	Years of Service
Compensation	15	20	25	30	35
$ 125,000	$ 24,656	$ 32,875	$ 41,094	$ 49,312	$ 57,531
150,000	30,281	40,375	50,469	60,562	70,656
175,000	35,906	47,875	59,844	71,812	83,781
200,000	41,531	55,375	69,219	83,062	96,906
225,000	47,156	62,875	78,594	94,312	110,031
250,000	52,781	70,375	87,969	105,562	123,156
300,000	64,031	85,375	106,719	128,062	149,406
400,000	86,531	115,375	144,219	173,062	201,906
450,000	97,781	130,375	162,969	195,562	228,156
500,000	109,031	145,375	181,719	218,062	254,406
550,000	120,281	160,375	200,469	240,562	280,656

The chart above illustrates the estimated aggregate amount of annual benefits on a straight life annuity basis attributable to service on or after September 1, 1994 that would be payable on retirement at age 65 to an employee in the compensation classification specified, under various assumptions as to compensation and years of service. The current compensation covered by the Retirement Plan is substantially equivalent to the cash compensation reported under the headings entitled “Salary” and “Bonus” on page 19 of this Proxy Statement for the executive officers listed there.

Under the Employee Retirement Income Security Act of 1974 (“ERISA”), many employees elect a survivor option payable to the employee’s spouse and, as a consequence, the amount actually received on retirement by such employee would be less than indicated above. The Internal Revenue Code provides that effective January 1, 2003 the maximum allowable annual benefit under the Retirement Plan is $160,000 (adjusted for each year of employment beyond age 65) and the maximum allowable annual compensation that may be included in the calculation of a benefit under the Retirement Plan is $200,000. These limits are substantially lower than the maximum amounts shown above. Accordingly, the Corporation maintains a Retirement Benefits Restoration Plan (the “Restoration Plan”) whereby all participants in the Retirement Plan whose benefits or compensation under the Retirement Plan would exceed the limitations imposed by the Internal Revenue Code will receive a supplemental retirement benefit equal to the excess of the benefit that would have been payable to them under the Retirement Plan but for said limitations, over the amount payable under the generally applicable formulas of the Retirement Plan, given said limitations. Such supplemental benefit is not funded. The amounts set forth above include amounts payable pursuant to the Restoration Plan. Benefit amounts are not subject to reduction for any Social Security benefits to which Plan participants may be entitled. Credited years of service under the Retirement Plan at December 31, 2003 are as follows: Martin R. Benante, 25 years; George J. Yohrling, 27 years; Edward Bloom 29 years; Michael J. Denton, 2 years and Glenn E. Tynan, 3 years. For each of these persons as of said date, credited service for purposes of the pay-based cash balance credit referred to above includes nine years and four months under the preceding chart.

In April 1999, we entered into a supplemental retirement agreement with Mr. Yohrling. The agreement provides certain enhanced retirement benefits on an annual basis for as long as Mr. Yohrling remains in our employ. A copy of a Standard Supplemental Retirement Agreement is attached as Exhibit (10) to our Quarterly Report on Form 10-Q for the period ending June 30, 2000, filed with the SEC on August 14, 2000. We recently renewed Mr. Yohrling’s agreement in accordance with its respective terms and conditions. As of February 1, 2004, Mr. Yohrling accrued a monthly benefit of $2,000.

In the event of a change in control, we have agreed to fund a “Rabbi” trust agreement between the Corporation and PNC Bank, N.A. dated January 30, 1998, which provides for the payment of the Corporation’s obligation under the Restoration Plan referred to in the preceding paragraph.

Compensation of Directors

We pay our non-employee directors an annual retainer in the amount of $25,000, which is consistent with the compensation paid by other corporations of similar size and nature. In addition to the director’s fee, our non-employee directors also receive meeting fees of $1,200 for every board and committee meeting attended. Additionally, an annual retainer for the chairman of committees is paid at the rate of $3,000 per annum. The Board of Directors also operates under a fee structure, not to exceed $2,000 per day, for non-employee directors who provide services to us beyond the normal duties of a director. Any such services must be authorized in advance by the Board of Directors and requested by the chairman of the board. Pursuant to our 1996 Stock Plan for Non-Employee Directors, our non-employee directors may elect to receive their annual director fees and meeting fees in the form of our common stock or in cash or both. Elections have been made to receive shares in lieu of cash fees and to defer receipt of said shares. In 2003, one non-employee director received a portion of his 2001 deferred compensation under our non-employee directors’ stock plan totaling an aggregate of 462 shares of our common stock. In June 2003, the Board approved a stock grant of 240 shares of common stock to each non-employee director. Each non-employee director received their shares in September 2003 pursuant to the terms of our Amended and Restated 1995 Long-Term Incentive Plan. The stock grant was valued at $15,000 based on the market price of our common stock as of June 24, 2003. The grant was consistent with the compensation paid by other corporations of similar size and nature. The shares issued to the non-employee directors are included in the table on page 10.

In addition, in accordance with the terms of our non-employee directors’ stock plan, each non-employee director on the Board in 1996 received 516 restricted shares of common stock in 1996. S. Marce Fuller received 389 restricted shares in April 2000 after her election to the Board of Directors at the 2000 Annual Meeting of Stockholders, and Carl G. Miller received 255 restricted shares after his appointment to the Board in June 2003. In June 2001, the restrictions on the 1996 stock grants to Messrs. Busey, Mitchell, Myers, Sihler, and Stewart lapsed. Pursuant to the terms of the non-employee directors’ stock plan, Messrs. Busey, Mitchell, Myers, Sihler, and Stewart received an additional 311 restricted shares of common stock in June 2001 for their future service as directors. These shares will remain restricted for a period of five years from the date of grant and during that period may not be sold or transferred and are subject to forfeiture if the director resigns or declines to continue serving as such during that period. These shares are included in the table on page 10. For each director who is not an employee, we also provide group term life insurance coverage in the amount of $150,000. The value of the premium for this coverage is considered imputed income for the director.

PERFORMANCE GRAPH

Set forth below is a graph comparing the cumulative total stockholder returns (assuming the reinvestment of dividends) on common stock of the Corporation with such returns of companies listed on the Russell 2000 Index and the S & P Aerospace/Defense Index. The graph assumes $100 invested in the stock of the Corporation and the companies on each of these indices.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CURTISS-WRIGHT CORP., THE RUSSELL 2000 INDEX
AND THE S&P AEROSPACE/DEFENSE INDEX

$300

$250

$200

$150

$100

$50

12/98

12/99

12/00

12/01

12/02

12/03

Curtiss-Wright

S&P Aerospace/Defense

Russell 2000

Crutiss-Wright-Class B**

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* $100 Invested on 12/31/98 in Common Stock or Index, and on 11/6/01 in Class B-including Reinvestment of Dividends. Fiscal Year ending December 31.

** Curtiss-Wright Class B common stock commenced trading on the New York Stock Exchange on November 29, 2001.

SECURITY OWNERSHIP AND TRANSACTIONS WITH CERTAIN BENEFICIAL OWNERS

The following information is given with respect to the persons who, to the knowledge of the Corporation, own beneficially more than 5% of any class of the voting securities of the Corporation outstanding as of February 17, 2003. The ownership and percentage of class has been adjusted to reflect our 2-for-1 stock split paid on December 17, 2003.

Title of Class	Name & Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class

Common Stock	Gabelli Asset Management, Inc., et al.(1)	1,320,635 shares	11%
	Corporate Center at Rye	Direct
	Rye, New York 10580

Common Stock	Royce & Associates, Inc.(2)	1,197,000 shares	10%
	1414 Ave. of the Americas	Direct
	New York, NY 10019

Common Stock	Barclays Global Investors, NA(3)	793,699 shares	6.6%
	45 Fremont Street	Direct
	San Francisco, CA 94105

Class B Common Stock	Singleton Group LLC(4)	1,884,206 shares	21.5%
	335 North Maple Drive	Direct
	Beverly Hills, CA 90210

Class B Common Stock	Gabelli Asset Management, Inc., et. al.(5)	1,320,426 shares	15.1%
	Corporate Center at Rye	Direct
	Rye, New York 10580

Class B Common Stock	George Kozmetsky(6)	533,080 shares	6.1%
	P.O. Box 2253	Direct
	Austin, TX 78768

______________

(1)	This information is as of January 7, 2004 and is based upon a report on Schedule 13D filed by Gabelli Asset Management Inc with the SEC.
(2)	This information is as of February 13, 2004 and is based upon a report on Schedule 13G/A filed by Royce & Associates, Inc. with the SEC.
(3)	This information is as of February 17, 2004 and is based upon a report on Schedule 13G filed by Barclays Global Investors, NA with the SEC.
(4)

This information is as of March 4, 2002 and is based upon a report on Schedule 13D filed by joint reporting persons: Singleton Group LLC, Caroline W. Singleton, William W. Singleton, and Donald E. Rugg, with the SEC.

(5)	This information is as of November 24, 2003 and is based upon a report on Schedule 13D/A filed by Gabelli Asset Management Inc with the SEC.
(6)	This information is based on a distribution ratio of 6.4948 shares of Class B common stock for each 100 shares of Unitrin stock as reported on Schedule 13D dated August 24, 2000.

PROPOSAL 3

INDEPENDENT ACCOUNTANTS

The Board of Directors has nominated the firm of Deloitte & Touche, LLP for appointment by the stockholders as independent accountants for the purpose of auditing and reporting upon the financial statements of the Corporation for its fiscal year ending December 31, 2004, subject to the ratification of its appointment by stockholders at the Annual Meeting. The Audit Committee selected Deloitte & Touche, LLP to serve as our independent accountants.

Representatives of Deloitte & Touche, LLP are expected to be present at the Annual Meeting to make such statements and answer such questions as are appropriate.

If the stockholders fail to so appoint Deloitte & Touche, LLP, our Board of Directors, pursuant to our by-laws, will appoint other independent accountants to perform such duties for the current fiscal year. It is not contemplated that such appointment of other independent accountants would be submitted to the stockholders for ratification. The ratification of the independent accountants to serve with respect to the year 2004 would be acted upon by the stockholders at their Annual meeting early in that year.

Board Recommendation

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche, LLP as independent accountants for the calendar year ending December 31, 2004.

PRINCIPAL ACCOUNTING FIRM FEES

The following table presents the aggregate fees billed to by our independent accountants, Deloitte & Touche LLP, and their respective affiliates for the audit of our annual financial statements for the calendar year ended December 31, 2003, and those same fees billed by our prior independent accountants, PricewaterhouseCoopers, LLP, for calendar year December 31, 2002, as well as other services provided during those periods:

	2003	2002
Audit Fees(1)	$754,943	$625,000
Audit-Related Fees(2)	52,000	279,564
Tax Fees(3)	174,659	89,572
All Other Fees(4)	0	355,790

Total Fees	$981,602	$1,349,926

______________

(1)

Audit Fees consist of fees billed for services rendered for the annual audit of our consolidated financial statements, the review of condensed consolidated financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under the caption “Audit Fees”.

(3)	Tax Fees consist of fees billed for services rendered for tax compliance, tax advice and tax planning.
(4)

All Other Fees consist of fees billed for products and services other than fees as reported in the above three categories. These fees principally relate to consulting services in connection with DCAA consulting, statutory audits, and pension advisory services.

PRE-APPROVAL OF SERVICES PROVIDED BY THE INDEPENDENT ACCOUNTANT

The Audit Committee has adopted a policy to pre-approve audit and permissible non-audit services provided by the independent accountants. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year as outlined in an engagement letter proposed by the independent accountants. To facilitate the prompt handling of certain matters, the Audit Committee delegates to the Chief Financial Officer the authority to approve in advance all audit and non-audit services below $25,000 to be provided by the independent accountants. For permissible non-audit services, we submit to the Audit Committee, at least quarterly, a list of services and a corresponding budget estimate that it recommends the Audit Committee engage the independent auditor to provide. We will routinely inform the Audit Committee as to the extent of services provided by the independent accountants in accordance with this pre-approval policy and the fees incurred for the services performed to date.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

The Board of Directors does not intend to present for action at this annual meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy

By Order of the Board of Directors

Dated: March 3, 2004	MICHAEL J. DENTON Secretary

APPENDIX I

ANNUAL MEETING OF SHAREHOLDERS OF
CURTISS-WRIGHT CORPORATION

April 23, 2004

Please date, sign and mail
your proxy card in
the envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.  Election of Class B Directors:

NOMINEES:
☐ FOR ALL NOMINEES	• M. R. Benante	Class B
	• J. B. Busey IV	Class B
☐ WITHHOLD AUTHORITY	• D. Lasky	Class B
FOR ALL NOMINEES	• C. G. Miller	Class B
	• W. B. Mitchell	Class B
	• J. R. Myers	Class B
☐ FOR ALL EXCEPT	• W. W. Sihler	Class B
	• J. M. Stewart	Class B

(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

	FOR	AGAINST	ABSTAIN
3. PROPOSAL TO APPROVE THE APPOINTMENT OF DELIOTTE & TOUCHE LLP as independent public accountants of the Corporation.	☐	☐	☐

Signature of Shareholder_____________________________ Date:________________

Signature of Shareholder_____________________________ Date:________________

Note:

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CURTISS-WRIGHT CORPORATION
4 Becker Farms Road, Roseland, New Jersey 07068

This Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints MARTIN R. BENANTE, GLENN E. TYNAN and MICHAEL J. DENTON and each of them as proxies with power of substitution to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders on April 23, 2004, at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey at 2:00 p.m. local time, or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, as specified, respecting the following matters described in the accompanying Proxy Statement and, in their discretion, on other matters which come before the meeting.

This proxy will be voted in accordance with stockholder specifications. The Board of Directors of Curtiss-Wright Corporation recommends a vote “FOR” each of Proposal One and Proposal Three. Unless directed by this proxy to vote otherwise, this proxy will be voted FOR Proposals 1 and 3. A majority (or if only one, then that one) of the proxies or substitutes acting at the meeting may exercise the powers conferred herein. Receipt of the accompanying Notice of Meeting and Proxy Statement is hereby acknowledged.

(To be signed on Reverse Side)

ANNUAL MEETING OF SHAREHOLDERS OF
CURTISS-WRIGHT CORPORATION

April 23, 2004

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

Please detach and mail in the envelope provided IF you are not voting via telephone or the internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.  Election of Class B Directors:

NOMINEES:
☐ FOR ALL NOMINEES	• M. R. Benante	Class B
	• J. B. Busey IV	Class B
☐ WITHHOLD AUTHORITY	• D. Lasky	Class B
FOR ALL NOMINEES	• C. G. Miller	Class B
	• W. B. Mitchell	Class B
	• J. R. Myers	Class B
☐ FOR ALL EXCEPT	• W. W. Sihler	Class B
	• J. M. Stewart	Class B

(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

	FOR	AGAINST	ABSTAIN
3. PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP as independent public accountants of the Corporation.	☐	☐	☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder_____________________________ Date:________________

Signature of Shareholder_____________________________ Date:________________

Note:

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF
CURTISS-WRIGHT CORPORATION

April 23, 2004

Please date, sign and mail
your proxy card in
the envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

2.  Election of Common Director:

NOMINEES:
☐ FOR ALL NOMINEES	• S. M. Fuller	Common

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT

(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

	FOR	AGAINST	ABSTAIN
3. PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP as independent public accountants of the Corporation.	☐	☐	☐

Signature of Shareholder_____________________________ Date:________________

Signature of Shareholder_____________________________ Date:________________

Note:

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CURTISS-WRIGHT CORPORATION
4 Becker Farms Road, Roseland, New Jersey 07068

This Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints MARTIN R. BENANTE, GLENN E. TYNAN and MICHAEL J. DENTON and each of them as proxies with power of substitution to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders on April 23, 2004, at the Sheraton Parsippany Hotel, 199 Smith Road, Parsippany, New Jersey at 2:00 p.m. local time, or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, as specified, respecting the following matters described in the accompanying Proxy Statement and, in their discretion, on other matters which come before the meeting.

This proxy will be voted in accordance with stockholder specifications. The Board of Directors of Curtiss-Wright Corporation recommends a vote “FOR” each of Proposal Two and Proposal Three. Unless directed by this proxy to vote otherwise, this proxy will be voted FOR Proposals 2 and 3. A majority (or if only one, then that one) of the proxies or substitutes acting at the meeting may exercise the powers conferred herein. Receipt of the accompanying Notice of Meeting and Proxy Statement is hereby acknowledged.

(To be signed on Reverse Side)

ANNUAL MEETING OF SHAREHOLDERS OF
CURTISS-WRIGHT CORPORATION

April 23, 2004

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

Please detach and mail in the envelope provided IF you are not voting via telephone or the internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

2.  Election of Class B Directors:

NOMINEES:
☐ FOR ALL NOMINEES	• S. M. Fuller	Common

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT

(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

	FOR	AGAINST	ABSTAIN
3. PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP as independent public accountants of the Corporation.	☐	☐	☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder_____________________________ Date:________________

Signature of Shareholder_____________________________ Date:________________

Note:

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.